OPTION AGREEMENT

THIS AGREEMENT made as of the 7`b day of May, 2003

BETWEEN:

RECURSOS CRUZ DEL SUR, S.A. DE C.V., of Paseo de la

Reforma 450, Lomas de Chapultepec, 11000, Mexico, DF, Mexico

(the "Optionor")

OF TILE FIRST PART AND:

RELIANT VENTURES LTD., of Suite 300, 570 Granville Street,

Vancouver, British Columbia, Canada V6C 3P1

(the "Optionee")

OF THE SECOND PART WHEREAS:

A.

The Optionor is the owner of certain mining concessions located in Morelos State of the United Mexican States;

B.

The Optionor has agreed to grant an exclusive option to the Optionee to acquire an interest in and to the Property, subject to the Royalty, on the terms and conditions hereinafter set forth;

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the sum of US$15,000 plus VAT now paid and 25,000 Shares now issued by the Optionee to the Optionor (the receipt of which are hereby acknowledged), the parties agree as follows:

DEFINITIONS

1.

For the purposes of this Agreement the following words and phrases shall have the following meanings, namely:

(a)

"Commencement of Commercial Production" means:

(i)

if a mill is located on the Property, the last day of a period of 40 consecutive days in which, for not less than 30 days, the mill processed ore from the Property at 60% of its rated concentrating capacity; or

(ii)

if a mill is not located on the Property, the last day of a period of 30 consecutive days during which ore has been shipped from the Property on a reasonably regular basis for the purpose of earning revenues, but any period of time during which ore or concentrate is shipped from the Property for testing purposes or during which milling operations are undertaken as initial tune-up, shall not be taken into account in determining the date of Commencement of Commercial Production.

(b)

"Exchange" means the TSX Venture Exchange and such other stock exchanges on which the Optionee's shares may become listed.

(c)

"Exploration Expenditures" means the sum of all costs of acquisition and maintenance of the Property, all expenditures on the exploration and development of the Property and all other costs and expenses of whatsoever kind or nature incurred or chargeable by the Optionee with respect to the exploration of the Property.

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(d)

"Option" means the option to acquire a 100% undivided interest in and to the Property as provided in this Agreement.

(e)

"Option Period" means the period from the date of this Agreement to and including the date of exercise or termination of the Option.

(f)

"Property" means the mining concessions described in Schedule "A" hereto including any replacement or successor concessions and all other mining interests derived from any such concessions. Any reference herein to any mining concession comprising the Property includes any mining interests into which such mining concessions mayhave been converted.

(g)

"Property Rights" means all licenses, permits, easements, rights-of-way, certificates and other approvals obtained by either of the parties either before or after the date of this Agreement and necessary for the exploration of the Property or for the purpose of placing the Property into production or continuing production therefrom.

(h)

"Royalty" means the amount of royalty from time to time payable to the Optionor hereunder and as defined in Schedule "B" attached hereto.

(i)

"Shares" means the 170,000 common shares in the capital of the Optionee to be issued to the Optionor pursuant to the exercise of the Option.

(j)

"VAT" means any value added tax required under the laws of the United Mexican States.

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REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE OPTIONOR

2.

(a)

The Optionor represents and warrants to and covenants with the Optionee that:

(i)

it is legally entitled to hold the Property and the Property Rights and will remain so entitled until the interest of the Optionor in the Property which is subject to the Option has been duly transferred to the Optionee as contemplated hereby;

(i)

it is, and at the time of each transfer to the Optionee of an interest in the mining concessions comprising the Property pursuant to the exercise of the Option it will be, the recorded holder and beneficial owner of all of the
mining concessions comprising the Property free and clear of all liens,      charges and claims of others, except as noted on Schedule "A", and no taxes or rentals are, or at the time of such transfer will be (unless due to the Optionee's default), due in respect of any of the mining concessions;

(ii)

the mining concessions comprising the Property have been, to the best of the Optionor's knowledge and belief, duly and validly located and recorded pursuant to the laws of the jurisdiction in which the Property is situate and, except as specified in Schedule "A" and accepted by the Optionee, are in good standing with respect to all filings, fees, taxes, assessments, work commitments or other conditions on the date hereof and until the dates set opposite the respective names thereof in Schedule "A";

(iii)

there are not any adverse claims or challenges against or to the ownership of or title to any of the mining concessions comprising the Property nor, to the knowledge of the Optionor, is there any basis therefor and there are no outstanding agreements or options to acquire or purchase the Property or any

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portion thereof and no person, other than the Optionor pursuant to the provisions hereof, has any royalty or other interest whatsoever in production from any of the mining concessions comprising the Property other than as set out in Schedule "A";

(i)

it has been duly incorporated, amalgamated or continued and validly exists as a corporation in good standing under the laws of its jurisdiction of incorporation, amalgamation or continuation;

(ii)

it has duly obtained all corporate authorizations for the execution and performance of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in any breach of any covenants or agreements contained in, or constitute a default under, or result in the creation of any encumbrance under the provisions of the Articles or the constating documents of the Optionor or any shareholders' or directors' resolution, indenture, agreement or other instrument whatsoever to which the Optionor is a party or by which it is bound or to which it or the Property may be subject;

(iii)

the Property is not the whole or substantially the whole of the undertaking of the Optionor;

(iv)

no proceedings are pending for, and the Optionor is unaware of any basis for the institution of any proceedings leading to, the dissolution or winding up of the Optionor or the placing of the Optionor in bankruptcy or subject to any other laws governing the affairs of insolvent corporations; and

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it is aware that the Shares will be subject to restrictions on disposition under applicable securities laws and, if the common shares of the Optionee become listed on the Exchange, the policies of the Exchange and the certificates representing the Shares will be endorsed with legends to that effect.

(b)

The representations and warranties contained in this section are provided for the exclusive benefit of the Optionee, a breach of any one or more thereof may be waived by the Optionee in whole or in part at any time without prejudice to its rights in respect of any other breach of the same or any other representation or warranty and the representations and warranties contained in this section shall survive the execution of this Agreement and of any transfers, assignments, deeds or further documents respecting the Property.

REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE OPTIONEE

3.

(a)

The Optionee represents and warrants to and covenants with the Optionor that:

(i)

it has been duly incorporated, amalgamated or continued and validly exists as a corporation in good standing under the laws of its jurisdiction of incorporation, amalgamation or continuation;

(ii)

at the time of each transfer to the Optionee (or its Mexican subsidiary to which it will have assigned its interests in this Agreement and the Property) of an interest in the mining concessions comprising the Property pursuant to the exercise of the Option, it (or such subsidiary) will be lawfully authorized to hold mining concessions under the laws of the jurisdiction in which the Property is situate;

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it has duly obtained all corporate authorizations for the execution and performance of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in any breach of any covenants or agreements contained in, or constitute a default under, or result in the creation of any encumbrance under the provisions of the Articles or the constating documents of the Optionee or any shareholders' or directors' resolution, indenture, agreement or other instrument whatsoever to which the Optionee is a party or by which it is bound;

(i)

no proceedings are pending for, and the Optionee is unaware of any basis for the institution of any proceedings leading to, the dissolution or winding up of the Optionee or the placing of the Optionee in bankruptcy or subject to any other laws governing the affairs of insolvent corporations;

(ii)

it is and during the Option Period it will be a reporting issuer under the Securities Act (British Columbia) and is not and will not be during the Option Period listed on the list of reporting issuers in default of any requirement of such Act or the regulations made thereunder as maintained by the British Columbia Securities Commission;

(iii)

at the time of delivery to the Optionor, the Shares will be duly authorized and validly allotted and issued as fully paid and non-assessable free of any liens, charges or encumbrances;

(iv)

on the date of receipt by the Optionor of the certificate or certificates representing the Shares, every consent, approval, authorization, order or agreement of the Exchange and any other securities regulatory body having jurisdiction that is required for the issuance of the Shares and the delivery to

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the Optionor of such certificate or certificates to be valid will have been obtained and will be in effect; and

(viii)

the Shares are, and will be at all times during the Option Period, part of a class of shares of the Optionee that is currently listed and posted for trading on the Exchange.

(b)

 The representations and warranties contained in this section are provided for the exclusive benefit of the Optionor, a breach of any one or more thereof may be waived by the Optionor in whole or in part at any time without prejudice to its rights in respect of any other breach of the same or any other representation or warranty and the representations and warranties contained in this section shall survive the execution hereof.

GRANT AND EXERCISE OF OPTION

4.           (a)

The Optionor hereby grants to the Optionee the sole and exclusive right and option to acquire a 100% undivided interest in and to the Property free and clear of all charges, encumbrances and claims, except for those set out in Schedule "A" and the Royalty.

(b)

The Option shall be exercised by the Optionee:

(i)

paying the Optionor US$ 1,985,000 plus VAT as follows:

(A)

US$ 15,000 plus VAT on or before the first anniversary of the date of this Agreement;

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(A)

an additional US$ 25,000 plus VAT on or before the second anniversary of the date of this Agreement;

(B)

an additional US$ 25,000 plus VAT on or before the third anniversary of the date of this Agreement;

(D)

an additional US$ 25,000 plus VAT on or before the fourth anniversary of the date of this Agreement; and

(E)

 the balance of US$ 1,895,000 plus VAT on or before the fifth anniversary of the date of this Agreement.

(ii)

allotting and issuing to the Optionor, as fully paid and non-assessable, balance of the Shares as follows:

(A)

an additional 25,000 Shares on or before the first anniversary of the date of this Agreement;

(B)

an additional 40,000 Shares on or before the second anniversary of the date of this Agreement

(C)

an additional 40,000 Shares on or before the third anniversary of the date of this Agreement; and

(D)

the balance of 40,000 Shares on or before the fourth anniversary of the date of this Agreement.

(iii)

 incurring Exploration Expenditures of US$ 200,000 on the Property as follows:

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(A)

US$ 100,000 on or before the first anniversary of the date of this Agreement; and

(B)

a further US$ 100,000 on or before the second anniversary of the date of this Agreement.

If the Optionee spends, in either of the above periods, less than the specified sum, it may pay to the Optionor the difference between the amount it actually spent and the specified sum before the expiry of that period in full satisfaction of the Exploration Expenditures to be incurred. If the Optionee spends, in the first period, more than the specified sum, the excess shall be carried forward and applied to the Exploration Expenditures to be incurred in the succeeding period.

(a)

If and when the Option has been exercised, a 100% undivided right, title and interest in and to the Property shall vest in the Optionee free and clear of all charges, encumbrances and claims, except for the obligation of the Optionee hereunder to pay the Royalty to the Optionor.

TRANSFER OF PROPERTY ON EXERCISE OF THE OPTION

5.

Forthwith after the exercise of the Option by the Optionee, the Optionor shall:

(a)

deliver to the Optionee duly executed transfers of the appropriate interest in the Property which shall have been acquired by the Optionee upon exercise of the Option and prior thereto the Optionee shall be entitled to record against the Property, at its own cost, a notice or other evidence of the Option; and

(b)

be entitled to register the Royalty against the Property at its own cost.

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The parties shall execute such further documents and do such further acts as may be necessary to give effect to the foregoing.

RIGHT OF ENTRY

6.

Throughout the Option Period the directors and officers of the Optionee and its servants, agents and independent contractors, shall have the sole and exclusive right in respect of the Property to:

(a)

enter thereon;

(b)

have exclusive and quiet possession thereof;

(c)

do such prospecting, exploration, development and other mining work thereon and thereunder as the Optionee in its sole discretion may determine advisable;

(d)

bring upon and erect upon the Property such buildings, plant, machinery and equipment as the Optionee may deem advisable; and

(e)

remove therefrom and dispose of reasonable quantities of ores, minerals and metals for the purposes of obtaining assays or making other tests.

OBLIGATIONS OF THE OPTIONEE DURING OPTION PERIOD

7.

During the Option Period the Optionee shall:

(a)

maintain in good standing those mining concessions comprising the Property by the doing and filing of assessment work or the making of payments in lieu thereof, the payment of taxes and rentals, and the performance of all other actions which may be

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necessary in that regard and in order to keep such mining concessions free and clear of all liens and other charges arising from the Optionee's activities thereon except those at the time contested in good faith by the Optionee and if the Optionee is not successful in such challenge it shall promptly discharge such lien or other charge;

(b)

record all expenditures on the Property that count towards assessment work shall be filed by Optionee as assessment work, even if they are in excess of the minimum requirements;

(a)

permit the directors, officers, employees and designated consultants of the Optionor, at their own risk and expense, access to the Property at all reasonable times, and the Optionor agrees to indemnify the Optionee against and to save it harmless from all costs, claims, liabilities and expenses that the Optionee may incur or suffer as a result of any injury (including injury causing death) to any director, officer, employee or designated consultant of the Optionor while on the Property;

(b)

do all work on the Property in a good and workmanlike fashion in accordance with all applicable laws, regulations, orders, ordinances, policies and requirements of the Exchange and any governmental authority and in compliance with all requirements of owners of the surface rights, and any other entities having jurisdiction over the Property;

(c)

indemnify and save the Optionor harmless in respect to any and all costs, claims, liabilities and expenses arising out of the Optionee's activities on the Property, but the Optionee shall incur no obligation hereunder in respect of claims arising or damages suffered after termination of the Option if upon termination of the Option any workings on or improvements to the Property made by the Optionee are left in a safe condition;

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(f)

permit the Optionor, at its own expense, reasonable access to the results of the work done on the Property during the last completed calendar year;

(g)

deliver to the Optionor, forthwith upon receipt thereof, copies of all reports, maps, assay results and other technical data compiled by or prepared at the direction of the Optionee with respect to the Property; and

(h)

deliver to the Optionor, forthwith upon receipt thereof, copies of all permits or similar permissions or contracts in respect of the Property received from or negotiated with any government agencies or owners of the surface rights.

TERMINATION OF OPTION BY OPTIONEE

8.

(a)

The Option shall terminate:

(i)

upon the Optionee failing to incur or make any expenditure or payment which must be incurred or made, or failing to issue any Shares which must be issued, in exercise of the Option; or

(ii)

at any other time, by the Optionee giving notice of such termination to the Optionor.

(b)

If the Option is terminated the Optionee shall deliver or make available at no cost to the Optionor within 90 days of such termination, all drill core, copies of all reports, maps, assay results and other relevant technical data compiled by, prepared at the direction of, or in the possession of the Optionee and of all permits and contracts with any government agencies or surface right owners, together with copies of all correspondence with such government agencies or surface right owners, with respect to the Property and not theretofore furnished to the Optionor and a written release,

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surrender and transfer to Optionor of all of Optionee's interest in the Property which conforms to the legal requirements of the United Mexican States.

(c)

Notwithstanding the termination of the Option, the Optionee shall have the right, within a period of 180 days following the end of the Option Period, to remove from the Property all buildings, plant, equipment, machinery, tools, appliances and supplies which have been brought upon the Property by or on behalf of the Optionee, and any such property not removed within such 180 day period shall thereafter become the property of the Optionor.

ROYALTY

9.

(a)

The Optionee shall pay to the Optionor the Royalty, being equal to 3% of Net Smelter Returns, on the terms   and conditions as set out in this paragraph and in Schedule "B".

(b)

Installments of the Royalty payable shall be paid by the Optionee to the Optionor immediately upon the receipt by the Optionee of the payment from the smelter, refinery or other place of treatment of the proceeds of sale of the minerals, ore, concentrates or other product from the Property and shall include a statement of calculation of Royalty for the payment made.

(c)

Within 120 days after the end of each fiscal year, commencing with the year in which Commencement of Commercial Production occurs, the accounts of the Optionee relating to operations on the Property and the statement of operations, which shall include the statement of calculation of Royalty for the year last completed, shall be audited by the auditor of the Optionee at its expense. The Optionor shall have 45 days after receipt of such statements to question the accuracy thereof in writing and, failing such objection, the statements shall be deemed to be correct and

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unimpeachable thereafter. If the Optionor's auditor reports an underpayment of the Royalty of more than 4% of the Royalty due, then Optionor shall have the right to audit the preceding three years on the same basis. I

(a)

If such audited financial statements disclose any overpayment of Royalty by the Optionee during the fiscal year or years, the amount of the overpayment shall be deducted from future installments of Royalty payable.

(b)

If such audited financial statements disclose any underpayment of Royalty by the Optionee during the year or years, the amount thereof shall be paid to the Optionor forthwith after determination thereof.

(f)

The Optionee agrees to maintain for each mining operation on the Property, up-to-date and complete records relating to the production and sale of minerals, ore, bullion and other product from the Property, including accounts, records, statements and returns relating to treatment and smelting arrangements of such product, and the Optionor or its agents shall have the right at all reasonable times, including for a period of 12 months following the expiration or termination of this Agreement, to inspect such records, statements and returns and make copies thereof at its own expense for the purpose of verifying the amount of Royalty payments to be made by the Optionee to the Optionor pursuant hereto. The Optionor shall have the right to have such accounts audited by independent auditor at its own expense once each fiscal year.

POWER TO CHARGE PROPERTY AFTER TILE OPTION PERIOD

10.

At any time after the Optionee has exercised the Option, the Optionee may grant mortgages, charges or liens (each of which is herein called a "mortgage") of and upon the Property or any portion thereof, any mill or other fixed assets located thereon, and any or all of the tangible personal property located on or used in connection with the Property to secure financing of development of the Property, provided that, unless otherwise agreed to by the Optionor, it shall be a term of each mortgage that the mortgagee or any person acquiring title to the Property upon enforcement of the mortgage shall hold the same subject to the right of the Optionor to receive the Royalty hereunder as if the mortgagee or any such person had executed this Agreement.

TRANSFERS

11.

(a)

The Optionee may sell, transfer or otherwise dispose of all or any portion of its interest in and to the Property and this Agreement, at any time during or after the Option Period, to a Mexican subsidiary of the Optionee or to any other party provided that any purchaser, grantee or transferee of any such interest shall have at least the financial stature of the Optionee and first delivers to the Optionor its agreement relating to this Agreement and to the Property, containing:

(i)

a covenant to perform all the obligations of the Optionee to be performed under this Agreement in respect of the interest to be acquired by it from the Optionee to the same extent as if this Agreement had been originally executed by such purchaser, grantee or transferee; and

(ii)

a provision subjecting any further sale, transfer or other disposition of such interest in the Property and this Agreement or any portion thereof to the restrictions contained in this paragraph (a).

(b)

No assignment by the Optionee of any interest less than its entire interest in this Agreement and in the Property shall, as between the Optionee and the Optionor, discharge it from any of its obligations hereunder, but upon the transfer by the Optionee of the entire interest at the time held by it in this Agreement, whether to one or more transferees and whether in one or in a number of successive transfers, the

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Optionee shall be deemed to be discharged from all obligations hereunder save and except for the payment of the Royalty or other fulfillment of contractual commitments accrued due prior to the date on which the Optionee shall have no further interest in this Agreement. If the transferee is a Mexican subsidiary the provisions of this subparagraph shall not apply and the Optionee shall be jointly liable with its Mexican subsidiary to the Optionor for the Optionee's liabilities and obligations hereunder.

(c)

If the Optionor should receive a bona fide offer from a third party (the "Proposed Purchaser") to purchase all or a part of its interest in the Property, which. offer the Optionor desires to accept, or if the Optionor intends to sell all or a part of its interest in the Property:

(i)

The Optionor shall first offer (the "Offer") such interest in writing to the Optionee upon terms no less favourable than those offered by the Proposed Purchaser or intended to be offered by the Optionor, as the case may be.

(i)

The Offer shall specify the price, terms and conditions of such sale, the name of the Proposed Purchaser and, in the case of an intended offer by the Optionor, shall disclose the person or persons to whom the Optionor intends to offer its interest and, if the offer received by the Optionor from the Proposed Purchaser provides for any consideration payable to the Optionor otherwise than in cash, the Offer shall include the Optionor's good faith estimate of the cash equivalent of the non-cash consideration.

(ii)

If within a period of 30 days of the receipt of the Offer the Optionee notifies the Optionor in writing that it will accept the Offer, the Optionor shall be bound to sell such interest to the Optionee on the terms and conditions of the Offer. If the Offer so accepted by the Optionee contains the Optionor's good

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faith estimate of the cash equivalent of the non-cash consideration as aforesaid, and if the Optionee disagrees with the Optionor's best estimate, the Optionee shall so notify the Optionor at the time of acceptance and the Optionee, in such notice, shall specify what it considers, in good faith, the fair cash equivalent to be and the resulting total purchase price. If the Optionee so notifies the Optionor, the acceptance by the Optionee shall be effective and binding upon the Optionor and the Optionee, and the cash equivalent of any such non-cash consideration shall be determined by binding arbitration pursuant to section 16 and shall be payable by the Optionee, subject to prepayment as hereinafter provided, within 30 days following its determination by arbitration. The Optionee in such case shall pay to the Optionor, against receipt of an absolute transfer of clear and unencumbered title to the interest of the Optionor being sold, the total purchase price which is specified in its notice to the Optionor and such amount shall be credited to the amount determined following arbitration of the cash equivalent of any non-cash consideration.

(i)

If before the expiration of the time limited therefor the Optionee fails to notify the Optionor that it will purchase the interest offered or notifies the Optionor that it does not wish to purchase the interest offered, the Optionor may sell and transfer such interest to the Proposed Purchaser at the price and on the terms and conditions specified in the Offer for a period of 120 days, but the terms of this paragraph again shall apply to such interest if the sale to the Proposed Purchaser is not completed within such 120 days.

(ii)

Any sale hereunder shall be conditional upon the Proposed Purchaser delivering a written undertaking to the Optionee, in form and substance satisfactory to its counsel, to be bound by the terms and conditions of this Agreement.

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SURRENDER OF PROPERTY INTERESTS PRIOR TO TERMINATION OF AGREEMENT

1.

 The Optionee, at any time during the Option Period, may elect to abandon any one or more of the mining concessions comprised in the Property by giving 30 days notice to the Optionor of such intention. Upon any such abandonment, the mining concessions so abandoned shall cease to form part of the Property and, if title to such claims has been transferred to the Optionee and the Optionor so wishes, the Optionee shall retransfer such title to the Optionor at the Optionee's expense free and clear of all liens and encumbrances.

AREA OF MUTUAL INTEREST

2.

 If, during the term of this Agreement, either the Optionor or the Optionee acquires any miring concession locates wholly or partly within an area three kilometres from the outermost boundary of the Property as of the date of this Agreement:

(a)

the acquiring party shall forthwith give notice to the other party of such acquisition, the cost thereof and all details in the possession of that party with respect to the nature of the concessions and the known mineralization;

(b)

the other party, within 30 days of receipt of the acquiring party's notice, may elect, by notice to the acquiring party, to require that such concessions be included in and thereafter form part of the Property for all purposes of this Agreement;

(c)

if the other party makes such election, such concessions shall be included in and thereafter form part of the Property and, if the acquiring party is the Optionee, its acquisition costs shall constitute Exploration Expenditures or, if the acquiring party is the Optionor, its acquisition costs shall be an expense borne solely by the Optionor; and

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(d)

if the other party does not make such election, such concessions shall not form part of the Property and the acquiring party shall be solely entitled thereto.

FORCE MAJEURE

14.

(a)

If, at any time either during the Option Period or thereafter, the Optionee is prevented or delayed in complying with any provisions of this Agreement by reason of strikes, lock-outs, labour shortages, power shortages, fuel shortages, fires, wars, acts of God, governmental regulations restricting normal operations, shipping delays or any other reason or reasons, other than lack of funds, beyond the control of the Optionee, the time limited for the performance by the Optionee of its obligations hereunder shall be extended by a period of time equal in length to the period of each such prevention or delay, but nothing herein shall discharge the Optionee from its obligations hereunder to maintain the Property in good standing.

(b)

The Optionee shall give prompt notice to the Optionor of each event of force majeure and upon cessation of such event shall furnish to the Optionor with notice to that effect together with particulars of the number of days by which the obligations of the Optionee hereunder have been extended by virtue of such event of force majeure and all preceding events of force majeure.

(c)

After the Commencement of Commercial Production, the Optionee shall work, mine and operate the Property during such time or times as the Optionee in its sole judgment considers such operations to be profitable. The Optionee may suspend or curtail operations, both before and after Commencement of Commercial Production, during periods when the products derived from the Property cannot be profitably sold at prevailing prices or if an unreasonable inventory thereof, in the Optionee's sole judgment, has accumulated or would otherwise accumulate.

CONFIDENTIAL INFORMATION

1.

 No information furnished by the Optionee to the Optionor hereunder in respect of the activities carried out on the Property by the Optionee, or related to the sale of minerals, ore, bullion or other product derived from the Property, shall be published or disclosed by the Optionor without the prior written consent of the Optionee, but such consent in respect of the reporting of factual data shall not be unreasonably withheld, and shall not be withheld in respect of information required to be publicly disclosed pursuant to applicable securities or corporation laws, regulations or policies or required to be disclosed by any court or government agency. The parties may disclose such information to their employees, accountants, attorneys and prospective purchasers of its interest in the Property, after first informing them of the confidential nature of the information and taking any steps reasonably necessary to ensure such confidentiality.

ARBITRATION

16.

(a)

All questions or matters in dispute under this Agreement shall be submitted to arbitration pursuant to the terms hereof.

(b)

It shall be a condition precedent to the right of any party to submit any matter to arbitration pursuant to the provisions hereof, that any party intending to refer any matter to arbitration shall have given not less than 10 days' prior notice of its intention to do so to the other party, together with particulars of the matter in dispute. On the expiration of such 10 days, the party who gave such notice may proceed to refer the dispute to arbitration as provided in paragraph (c).

(c)

Any dispute or claim arising under this Agreement which cannot be resolved to the mutual satisfaction of the parties hereto shall be determined by arbitration, pursuant to the provisions of the Nevada Uniform Arbitration Act and, as applicable, the

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Commercial Arbitration Rules of the American Arbitration Association. The arbitration shall be arbitrated by the parties as follows:

(i)

Arbitration will be administered by and conducted before a single arbitrator. The arbitrator shall be an independent attorney licensed to practice law or a mining engineer recognized as having experience and knowledge of mining contract law and mining industry customs and practices. No person having a prior or existing attorney-client, business or family relationship with either of the parties or their principal representatives shall be qualified to act as arbitrator in accordance with this Agreement without the express prior written consent of all parties to this Agreement. The parties shall negotiate the selection of the single arbitrator, however, if the parties are unable to select an arbitrator willing to arbitrate the disputed issues within 10 days after delivery by either party of notice of demand for arbitration, each party shall prepare a list of two individuals acceptable as an arbitrator to such party. The lists of acceptable arbitrators shall be submitted to Executive Director of the Rocky Mountain Mineral Law Foundation who will select the arbitrator by drawing of lots or some other method of random selection.

(i)

The arbitration shall be held in Reno, Nevada.

(ii)

Each party shall pay one-half of the arbitrator's costs, expenses and fees for services.

(iii)

The Arbitrator's decision shall be rendered within 15 days following the last day of the hearing before the Arbitrator. The Arbitrator's award shall be subject to confirmation in the Second Judicial District Court in accordance with Chapter 3 8 of the Nevada Revised Statutes. The Arbitrator's award shall be drafted in a manner such that it shall constitute an amendment of this

Agreement and shall provide instructions to the parties for performance of this Agreement as amended. Each party shall have 30 days after receipt of the Arbitrator's award to commence performance of its obligations under the award. The parties acknowledge that the Arbitrator's authority and power to enter an award or to fashion remedies relating to the parties contractual agreements shall be limited to traditional contractual remedies contemplated under this Agreement.

(i)

The Nevada Revised Statutes governing evidence and witnesses shall apply to the arbitration. Either party may invoke the exclusionary rule during any arbitration hearing.

(ii)

The parties shall be allowed to conduct discovery in accordance with the Nevada Rules of Civil Procedure, except that: (a) no more than 40 written requests for admissions may be submitted by a party; (b) no more than 40 written interrogatories (and each substantive subpart of each interrogatory shall constitute an additional interrogatory) may be submitted by each party; (c) no more than four witness depositions may be taken, except expert witnesses; (d) each party may depose all expert witnesses identified by the other party; (e) on or before 30 days after selection of the Arbitrator, each party shall deliver to the other party a written list of the names, addresses and telephone numbers of each witness having any knowledge relating to the arbitrable issues and each expert witness the party intends to call as a witness during the arbitration hearing; (f) not less than 45 days before the first hearing date, each party shall deliver to the other copies of each and every document which such party intends to introduce as evidence during the arbitration hearing; and (g) testimony of any witness not timely identified and disclosed by a party and any document not timely produced by a party on objection of the other party shall not be admissible during the arbitration, except on a clear showing of a reasonable basis or explanation for the failure to identify the witness or produce the document, as the case may be, and then only on the condition that the opposing party shall have ample opportunity to conduct additional discovery concerning the testimony of the identified witness or the document not previously produced.

(i)

On or before 30 days before the first hearing date, counsel for each party shall meet and deliver to counsel for the other party: (a) such party's pre-hearing statement which shall be in substantially the same form as a pretrial order as prescribed in Rule 190 of the United States District Court Local Rules; and (b) proposed findings of fact, conclusions of law and award of arbitrator.

(ii)

The parties shall file post-hearing briefs if requested to do so by the Arbitrator.

DEFAULT

17.

If at any time during the Option Period the Optionee is in default of any provision in this Agreement (other than the provisions of sub-paragraph 4(b) for which no notice of default need be given), the Optionor may terminate this Agreement, but only if:

(a)

it shall have first given to the Optionee a notice of default containing particulars of the obligation which the Optionee has not performed, or the warranty breached; and

(b)

the Optionee has not, within 45 days following delivery of such notice of default, cured such default or commenced proceedings to diligently cure such default by appropriate payment or performance, the Optionee hereby agreeing that should it so

Execution Copy Mav 7. 2003

commence to cure any default it will diligently prosecute the same to completion without undue delay.

Should the Optionee fail to comply with the provision of sub-paragraph (b), the Optionor may thereafter terminate this Agreement by giving notice thereof to the Optionee.

TERMINATION OF MINING OPERATIONS

1.

The Optionee may permanently discontinue mining operations on the Property at any time after the Commencement of Commercial Production when in its opinion no further mining operations can be economically carried out thereon. At such time, the Optionee shall dispose of all mining plant and equipment used on the Property, effect all reclamation work as required by law, and otherwise dispose of the Property as it thinks fit provided it first offers the Property to the Optionor pursuant to subsection 11(c). Any purchaser of the Property after termination of mining operations on the Property shall take the Property free and clear of all claims by the Optionor except the Royalty. The accounts of the Optionee relating to its mining operations on the Property shall be audited by the Optionee's auditor as soon as practicable after the sale or disposition of all mining plant, equipment and the Property, and completion of reclamation. Final settlement of any Royalty payable to the Optionor shall be effected without delay after receipt of the final audited statements. After receipt of such final audited statements and payment of Royalty, if any, this Agreement and the mutual obligations of the Optionee and the Optionor hereunder, other than those obligations of the Optionee to indemnify the Optionor, reclaim the Property and protect it from liens and charges, shall terminate.

RULE AGAINST PERPETUITIES

2.

If any right, power or interest held by or to be acquired by any party in the Property under this Agreement would violate the rule against perpetuities, then such right, power or interest shall terminate at the expiration of 20 years after the date of this Agreement.

NOTICES

1.

 Each notice, demand or other communication required or permitted to be given under this Agreement shall be in writing and shall be delivered to such party at the address for such party specified above. The date of receipt of such notice, demand or other communication shall be the date of delivery thereof. Either party may at any time and from time to time notify the other party in writing of a change of address and the new address to which notice shall be given to it thereafter until further change.

GENERAL

 21.

(a)

This Agreement shall supersede and replace any other agreement or arrangement, whether oral or written, heretofore existing between the parties in respect of the subject matter of this Agreement.

(b)

No consent or waiver expressed or implied by either party in respect of any breach or default by the other in the performance by such other of its obligations hereunder shall be deemed or construed to be a consent to or a waiver of any other breach or default.

(c)

The parties shall promptly execute or cause to be executed all documents, deeds, conveyances and other instruments of further assurance and do such further and other acts which may be reasonably necessary or advisable to carry out fully the intent of this Agreement or to record wherever appropriate the respective interest from time to time of the parties in the Property.

(d)

This Agreement shall enure to the benefit of and be binding upon the parties and their respective successors and permitted assigns.

Execution Copy Mav 7. 2003

(e)

This Agreement shall be governed by and construed in accordance with the laws of the state of Nevada and shall be subject to the approval of all securities regulatory authorities having jurisdiction.

(f)

Time shall be of the essence in this Agreement.

(g)

Whenever the neuter and singular is used in this Agreement it shall be deemed to include the plural, masculine and feminine, as the case may be.

(f)

Any reference in this Agreement to currency shall be deemed to be Canadian currency.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

RECURSOS CRUZ DEL SUR, S.A. DE C.V.

Per:

_________________________

Signature

__________

Name

RELIANT VENTURES LTD.

SCHEDULE "A"
Lot:		"La Esperanza"
Title:		215,624 (replacing title 200,264)
Concessionaire:		Recursos Cruz del Sur, S.A. de C.V.
Type:		Exploitation
Surface:		437 ha.
Duration:		March 5, 2002 through March 4, 2052
Location:	Municipality:	Xochitepec (and Temixco)
	State:	Morelos
PRM registration:	Vol:	325
	Pages:	22
	Number:	44
	Book:	Mining Concessions
	Date:	March 5, 2002

SCHEDULE "B"
NET SMELTER RETURNS

For the purposes of this Agreement, the term "Net Smelter Returns" shall mean the net proceeds actually paid to the Optionee from the sale by the Optionee of minerals mined and removed from the Property, after deduction of the following:

(a)

smelting costs, treatment charges and penalties including, but not being limited to, metal losses, penalties for impurities and charges for refining, selling and handling by the smelter, refinery or other purchaser;

(b)

costs of handling, transporting and insuring ores, minerals and other materials or concentrates from the Property or from a concentrator, whether situated on or off the Property, to a smelter, refinery or other place of treatment; and

(c)

ad valorem taxes and taxes based upon production, but not income taxes.

Prior to the Optionee commingling minerals from the Property with minerals from other properties, the Optionee and Optionor must first agree to a comprehensive commingling plan which they shall negotiate in good faith. The Optionee shall deliver to the Optionor not less than six months advance notice of the Optionee's intention to commingle minerals from the Property and minerals from other properties together with a copy of the Optionee's proposed commingling plan. The Optionor shall have the right to review and object to any part of Optionee's proposed commingling plan which does not conform to accepted mining industry practices and standards. In any event, the commingling plan shall provide that during commingling:

(a)

minerals produced from the Property and other materials shall be measured and sampled by the Optionee in accordance with sound mining and metallurgical practices;

 (b)

representative samples of minerals and other materials shall be retained by the Optionee, and assays of these samples shall be made before commingling to determine the metal content of the minerals and other materials;

(a)

the Optionee shall maintain duplicate samples;

(d)

the Optionor shall have the right to inspect and observe the Optionee's commingling procedures and to obtain and assay the Optionee's duplicate samples; and

(e)

the Optionee shall keep comprehensive and detailed records of the measurements, samples and assays of metal content of the minerals and other materials

.